NEWS RELEASE
FOR IMMEDIATE RELEASE

October 28, 2021

CAPITOL FEDERAL FINANCIAL, INC.®
ANNOUNCES FISCAL YEAR 2021 CASH TRUE-UP DIVIDEND

Topeka, KS - Capitol Federal Financial, Inc. (NASDAQ: CFFN) (the "Company") announced today that its Board of Directors has declared a cash true-up dividend of $0.22 per share on outstanding CFFN common stock for fiscal year 2021. This dividend will bring cash dividends paid attributable to fiscal year 2021 earnings to $0.56 per share.

The fiscal year 2021 cash true-up dividend is the result of the Board of Directors’ commitment to distribute to stockholders 100% of the earnings of the Company for fiscal year 2021. The amount of the dividend was determined by taking the difference between total earnings for fiscal year 2021 of $76.1 million and total regular quarterly cash dividends paid during fiscal year 2021 of $46.1 million. The $30.0 million difference equates to a dividend of $0.22 per share. The dividend is payable on December 3, 2021 to stockholders of record as of the close of business on November 19, 2021.

For fiscal year 2022, it is the intent of the Board of Directors to continue the payout of 100% of the Company's earnings to the Company's stockholders. The payout is expected to be in the form of regular quarterly cash dividends of $0.085 per share, totaling $0.34 for the year, and a cash true-up dividend equal to fiscal year 2022 earnings in excess of the amount paid as regular quarterly cash dividends during fiscal year 2022. It is anticipated that the fiscal year 2022 cash true-up dividend will be paid in December 2022. Dividend payments depend upon a number of factors including the Company’s financial condition and results of operations, regulatory capital requirements, regulatory limitations on the ability of Capitol Federal Savings Bank (the "Bank") to make capital distributions to the Company, and the amount of cash at the holding company.

Capitol Federal Financial, Inc. is the holding company for the Bank, which operates 54 branch offices in Kansas and Missouri. News and other information about the Company can be found on the Bank's website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including: potential adverse impacts of the ongoing COVID-19 pandemic and any governmental or societal responses thereto on economic conditions in the Company's local market areas and other market areas where the Bank has lending relationships, on other aspects of the Company's business operations and on financial markets; changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities; other governmental initiatives affecting the financial services industry; changes in accounting principles, policies or guidelines; fluctuations in interest rates; demand for loans in the Company's and its correspondent banks' market areas; the future earnings and capital levels of the Bank, which could affect the ability of the Company to pay dividends in accordance with its dividend policies; competition; and other risks detailed from time to time in documents filed or furnished by the Company with the Securities and Exchange Commission. Actual results may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Kent Townsend	Investor Relations
Executive Vice President,	(785) 270-6055
Chief Financial Officer and Treasurer	investorrelations@capfed.com
(785) 231-6360
ktownsend@capfed.com